UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

Grayscale Ethereum Mini Trust ETF

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42184	99-6447880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Ethereum Mini Trust ETF Shares	ETH	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Declaration of Trust and Trust Agreement

On September 25, 2025, following approval of the Proposals (as defined below), Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of Grayscale Ethereum Mini Trust ETF (the “Trust”), and CSC Delaware Trust Company, the trustee (the “Trustee”) of the Trust, entered into the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of September 25, 2025 (the “Second A&R Trust Agreement”). The amendments implemented by the Second A&R Trust Agreement are described in the Trust’s Consent Solicitation Statement included in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on September 2, 2025 (the “Consent Solicitation Statement”).

The foregoing description of the Second A&R Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second A&R Trust Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Anchorage Digital Custodian Agreement

On September 25, 2025, the Sponsor of the Trust, and Anchorage Digital Bank N.A. (“Anchorage Digital”), a national trust bank chartered by the Office of the Comptroller of the Currency, entered into a certain Second Amendment to Master Custody Service Agreement (the “Second Amendment”), which provides that the Trust is added as a party to a certain Master Custody Service Agreement, dated as of August 8, 2025 (and together with the Second Amendment, the “Anchorage Digital Custodian Agreement” or the “Agreement”).

Pursuant to the Anchorage Digital Custodian Agreement, Anchorage Digital will provide services related to custody and safekeeping of the Trust’s Ether holdings.

The Sponsor expects to utilize Anchorage Digital’s services to custody a portion of the Trust’s Ether. The Trust’s existing custody arrangement with Coinbase Trust Company, LLC (“Coinbase”) is unaffected by the Trust’s entry into the Agreement, and Coinbase remains the Trust’s primary custodian. The Sponsor shall, in its sole discretion, determine the amounts held at either custodian as permitted by the Trust Agreement. At the current time, the Sponsor has not determined the amount of the Trust’s Ether it will move to Anchorage Digital. The addition of Anchorage Digital reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size. References to “the Custodian” in our annual report on Form 10-K for the fiscal period ended December 31, 2024 will be deemed to refer to Coinbase, Anchorage Digital and/or other Custodians, collectively or in their individual capacities, as the context may require.

Under the Anchorage Digital Custodian Agreement, Anchorage Digital is required to keep all of the private keys associated with the Trust’s Ether held at Anchorage Digital in cold storage. Cold storage is a safeguarding method by which the private key(s) corresponding to Ether is (are) generated and stored in an offline manner. Private keys are generated in offline computers or devices that are not connected to the internet so that they are more resistant to being hacked. By contrast, in hot storage, the private keys are held online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

In the event of a fork of the Ethereum blockchain, the Anchorage Digital Custodian Agreement provides that Anchorage Digital may temporarily suspend services, and may, in its sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that Anchorage shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol.

The Anchorage Digital Custodian Agreement requires the Trust to indemnify Anchorage Digital, its affiliates, and their respective officers, directors, agents, employees and representatives against certain losses arising from or related to the Trust’s material breach of the Anchorage Digital Custodian Agreement, among other things, except where a claim was caused by certain acts of Anchorage Digital. The Anchorage Digital Custodian Agreement also requires Anchorage Digital to maintain insurance policies and coverage.

The foregoing description of the Anchorage Digital Custodian Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Anchorage Digital Custodian Agreement filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 2, 2025, the Sponsor solicited the consent of the shareholders of the Trust (the “Consent Solicitation”) to approve three proposals to amend the Amended and Restated Declaration of Trust and Trust Agreement (as amended, the “Trust Agreement”) between the Sponsor and the Trustee, all of which were approved by the requisite majority of outstanding shares held by the Trust’s shareholders as of the record date for the Consent Solicitation. The proposals are described in more detail in the Consent Solicitation Statement.

Proposal 1:

The proposal to approve amendments to the Trust Agreement providing the Trust with the ability to stake the Ether held by the Trust and receive consideration in relation thereto (“Proposal 1”) was approved based on the following votes:

For	Against	Abstain
5,905,222	361,498	94,624

Proposal 2:

The proposal to approve amendments to the Trust Agreement providing that, in addition to the Sponsor’s Fee (as defined in the Trust Agreement), the Sponsor may be entitled to receive a Sponsor’s Staking Fee (as defined in the Second A&R Trust Agreement), payable in Ether (or, if applicable, in the form of other staking consideration) in an amount calculated as a per annum percentage of any staking consideration earned, which shall be payable to the Sponsor daily in arrears (“Proposal 2”) was approved based on the following votes:

For	Against	Abstain
3,606,847	2,630,047	124,451

Proposal 3:

The proposal to approve amendments to the Trust Agreement providing the Sponsor with the ability to make (i) certain restatements, amendments or supplements to the Trust Agreement that would materially adversely affect the interests of the shareholders as determined by the Sponsor in its sole discretion with a 20-day notice to shareholders and (ii) certain other restatements, amendments or supplements to the Trust Agreement only if certain conditions set forth in the amendments relating to the qualification of the Trust as a grantor trust for U.S. federal income tax purposes are satisfied (“Proposal 3” and, together with Proposal 1 and Proposal 2, the “Proposals”), was approved based on the following votes:

For	Against	Abstain
2,514,768	3,719,934	126,642

As described in the Consent Solicitation Statement, under the terms of the Trust Agreement, any shareholders that did not, within twenty (20) calendar days of the date of the Consent Solicitation Statement, notify the Sponsor in writing that they objected to one or more of the Proposals were deemed to consent to each of the Proposals. As such, in the aggregate, shareholders holding 99.52% of the Trust’s outstanding shares consented to Proposal 1, shareholders holding 96.48% of the Trust’s outstanding shares consented to Proposal 2 and shareholders holding 95.03% of the Trust’s outstanding shares consented to Proposal 3.

A sufficient number of shareholders consented to approve the Proposals described above by 4:00 p.m., New York City time, on September 22, 2025. As a result, the Consent Solicitation, and the period during which consents could be revoked, concluded as of 4:00 p.m., New York City time, on September 22, 2025.

Item 8.01. Other Events.

Supplemental Disclosures to the Trust’s Annual Report

The Sponsor is filing information for the purpose of supplementing and updating the disclosures contained in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), including those under the headings “Item 1. Business” and “Item 1A. Risk Factors,” and other filings with the SEC, to give effect to the amendments described in the Consent Solicitation Statement and the full text of the Second A&R Trust Agreement attached hereto as Exhibit 4.1.

The supplemental disclosures are set forth in Exhibit 99.1, which is incorporated herein by reference.

Transition to NYSE Arca Generic Listing Standards

Previously, on July 18, 2024, the Securities and Exchange Commission (the “SEC”) approved an application under Rule 19b-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by NYSE Arca, Inc. (“NYSE Arca”) to list the Shares of the Trust (the “Original Listing Standards”), which began trading on NYSE Arca on July 23, 2024.

On September 17, 2025, the SEC approved a proposed rule change for new Rule 8.201-E (Generic) with the SEC pursuant to Rule 19b-4 under the Exchange Act to amend NYSE Arca’s listing rules to permit the listing and trading of shares of certain commodity-based exchange-traded products that satisfy certain generic requirements (the “Generic Listing Standards”).

Although the Shares of the Trust previously began trading on NYSE Arca under the Original Listing Standards, the Sponsor submitted an application to NYSE Arca to list and trade the Trust’s shares on NYSE Arca under the Generic Listing Standards, and such application is expected to be approved on or around September 29, 2025. Until such time that the application to list and trade the registrant’s shares on NYSE Arca under the Generic Listing Standards is approved, or it is determined by the Trust that such approval is no longer necessary, the Trust does not expect to engage in Staking (as described in Exhibit 99.1 hereto).

The Sponsor expects that transitioning the Trust to list and trade under the Generic Listing Standards, rather than the Original Listing Standards, will position the Trust to maintain parity with similarly situated investment products.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Declaration of Trust and Trust Agreement
8.1	Opinion of Davis Polk & Wardwell LLP, as special tax counsel to the Trust
10.1	Master Custody Service Agreement, dated August 8, 2025, between the Trust and Anchorage Digital Bank N.A.
10.2	Second Amendment to Master Custody Service Agreement, dated September 25, 2025, between the Trust and Anchorage Digital Bank N.A.
23.1	Consent of Davis Polk & Wardwell LLP, as special tax counsel to the Trust, included in Exhibit 8.1
99.1	Supplemental Disclosures to the Trust’s Annual Report
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Ethereum Mini Trust ETF

Date:	September 26, 2025	By:	/s/ Edward McGee
Name: Edward McGee Title: Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.